Exhibit 12(a)

July 14, 2017

RidgeWorth Funds, a Massachusetts business trust

    and the twenty-six Series of such Trust named in Appendix A

3333 Piedmont Road, Suite 1500

Atlanta, Georgia 30305

Virtus Asset Trust, a Delaware statutory trust

    and the twenty-six Series of such Trust named in Appendix B

101 Munson Street

Greenfield, Massachusetts 01301

Re:	Reorganization of twenty-six Series of a Massachusetts Business Trust into twenty-six corresponding Series of a Delaware Statutory Trust

Ladies and Gentlemen:

You have asked for our opinion as to certain Federal income tax consequences of the transaction described below.

Parties to the Transaction

Each Series of RidgeWorth Funds, a Massachusetts business trust, named in Appendix A is herein referred to as an “Original Fund.”

Each Series of Virtus Asset Trust, a Delaware statutory trust, named in Appendix B is herein referred to as a “Successor Fund.”

Description of Proposed Transaction

In the proposed transactions (each, a “Reorganization”), each Successor Fund will acquire all of the assets of the Original Fund with the corresponding number in Appendix A in exchange for a number of shares of each class of shares of such Successor Fund equal to the number of shares of each class of shares of such Original Fund outstanding at the closing and the assumption of all of the liabilities of such Original Fund. The Original Fund will then liquidate and distribute all of the Successor Fund shares which it holds to its shareholders pro rata in proportion to their shareholdings in such Original Fund, in complete redemption of all outstanding shares of such Original Fund, and promptly thereafter will proceed to dissolve.

RidgeWorth Funds, a Massachusetts business trust

   and the twenty-six Series of such Trust named in Appendix A

Virtus Asset Trust, a Delaware statutory trust

   and the twenty-six Series of such Trust named in Appendix B

July 14, 2017

Scope of Review and Assumptions

In rendering our opinion, we have reviewed and relied upon the Form of Agreement and Plan of Reorganization among Virtus Asset Trust, a Delaware statutory trust, with respect to each Successor Fund, RidgeWorth Funds, a Massachusetts business trust, with respect to each Original Fund, Virtus Investment Partners, Inc. and RidgeWorth Capital Management LLC (the “Reorganization Agreement”) dated as of May 30, 2017 which is enclosed as Exhibit A in proxy materials for a series of Special Meetings of Shareholders held May 9, 2017, May 30, 2017, June 20, 2017, June 23, 2017 and June 30, 2017 which describes the proposed transaction, and on the information provided in such proxy materials. We have relied, without independent verification, upon the factual statements made therein, and assume that there will be no change in material facts disclosed therein between the date of this opinion and the closing of each Reorganization. We further assume that each transaction will be carried out in accordance with the Reorganization Agreement.

Representations

Written representations, copies of which are attached hereto, have been made to us by the appropriate officers of the twenty-six Original Funds and the twenty-six Successor Funds, and we have without independent verification relied upon such representations in rendering our opinions.

Opinions

Based on and subject to the foregoing, and our examination of the legal authority we have deemed to be relevant, we have the following opinions:

1.       The transfer of all of the assets of an Original Fund in exchange for shares of the Successor Fund of the corresponding number in Appendix B and assumption by such Successor Fund of the liabilities of such Original Fund followed by the distribution of such Successor Fund shares pro rata to the shareholders of such Original Fund in liquidation of such Original Fund will constitute a “reorganization” within the meaning of § 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”), and each Successor Fund and each Original Fund will be “a party to a reorganization” within the meaning of § 368(b) of the Code.

2.       No gain or loss will be recognized by any Successor Fund upon the receipt of the assets of the Original Fund of the corresponding number in Appendix A solely in exchange for shares of the Successor Fund and the assumption by the Successor Fund of the liabilities of the Original Fund.

RidgeWorth Funds, a Massachusetts business trust

   and the twenty-six Series of such Trust named in Appendix A

Virtus Asset Trust, a Delaware statutory trust

   and the twenty-six Series of such Trust named in Appendix B

July 14, 2017

3.       No gain or loss will be recognized by the Original Fund upon the transfer of its assets to the Successor Fund of the corresponding number in Appendix B in exchange for shares of such Successor Fund and the assumption by such Successor Fund of the liabilities of the Original Fund, or upon the distribution of the shares of such Successor Fund to the shareholders of the Original Fund in exchange for their shares of the Original Fund.

4.       The shareholders of an Original Fund will recognize no gain or loss upon the exchange of their shares of the Original Fund for shares of the Successor Fund of the corresponding number in Appendix B in liquidation of the Original Fund.

5.       The aggregate tax basis of the Successor Fund shares received by each shareholder of an Original Fund pursuant to a Reorganization will be the same as the aggregate tax basis of the Original Fund shares held by such shareholder immediately prior to such Reorganization and exchanged therefor, and the holding period of the Successor Fund shares to be received by each shareholder of an Original Fund will include the period during which the Original Fund shares exchanged therefor were held by such shareholder (provided such Original Fund shares were held as capital assets on the date of such Reorganization).

6.       The tax basis in the hands of a Successor Fund of each asset acquired by the Successor Fund in the Reorganization will be the same as the tax basis of such asset in the hands of the Original Fund immediately prior to the transfer thereof, increased by the amount of gain (or decreased by the amount of loss), if any, recognized by the Original Fund on the transfer.

7.       The holding period of each asset acquired by a Successor Fund in the Reorganization, other than an asset with respect to which gain or loss is required to be recognized by reason of the Reorganization, will include in each instance the period during which such asset was held by the Original Fund (except where the investment activities of the Successor Fund have the effect of reducing or eliminating the holding period with respect to such asset).

RidgeWorth Funds, a Massachusetts business trust

   and the twenty-six Series of such Trust named in Appendix A

Virtus Asset Trust, a Delaware statutory trust

   and the twenty-six Series of such Trust named in Appendix B

July 14, 2017

8.       The taxable years of the Original Funds will not end as a result of a Reorganization.

The foregoing opinions are based on the Code as in effect on the date hereof and administrative and judicial interpretations of it. No assurance can be given that the Code will not change or that such interpretations will not be revised or amended adversely, possibly with retroactive effect. This opinion letter is delivered to you in satisfaction of the requirements of Section 8.7 of the Reorganization Agreement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form N-14 relating to the Reorganization and to use of our name and any reference to our firm in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP

SULLIVAN & WORCESTER LLP

APPENDIX A

1. RidgeWorth Ceredex Large Cap Value Equity Fund

2. RidgeWorth Ceredex Mid-Cap Value Equity Fund

3. RidgeWorth Ceredex Small Cap Value Equity Fund

4. RidgeWorth Silvant Large Cap Growth Stock Fund

5. RidgeWorth Silvant Small Cap Growth Stock Fund

6. RidgeWorth Innovative Growth Stock Fund

7. RidgeWorth International Equity Fund

8. RidgeWorth Seix Core Bond Fund

9. RidgeWorth Seix Corporate Bond Fund

10. RidgeWorth Seix Total Return Bond Fund

11. RidgeWorth Seix U.S. Mortgage Fund

12. RidgeWorth Seix Limited Duration Fund

13. RidgeWorth Seix Short-Term Bond Fund

14. RidgeWorth Seix U.S. Government Securities Ultra-Short Bond Fund

15. RidgeWorth Seix Ultra-Short Bond Fund

16. RidgeWorth Seix Floating Rate High Income Fund

17. RidgeWorth Seix High Income Fund

18. RidgeWorth Seix High Yield Fund

19. RidgeWorth Seix Georgia Tax-Exempt Bond Fund

20. RidgeWorth Seix High Grade Municipal Bond Fund

21. RidgeWorth Seix Investment Grade Tax-Exempt Bond Fund

22. RidgeWorth Seix North Carolina Tax-Exempt Bond Fund

23. RidgeWorth Seix Short-Term Municipal Bond Fund

24. RidgeWorth Seix Virginia Intermediate Municipal Bond Fund

25. RidgeWorth Conservative Allocation Strategy

26. RidgeWorth Growth Allocation Strategy

APPENDIX B

1. Virtus Ceredex Large-Cap Value Equity Fund

2. Virtus Ceredex Mid-Cap Value Equity Fund

3. Virtus Ceredex Small-Cap Value Equity Fund

4. Virtus Silvant Large-Cap Growth Stock Fund

5. Virtus Silvant Small-Cap Growth Stock Fund

6. Virtus Zevenbergen Innovative Growth Stock Fund

7. Virtus WCM International Equity Fund

8. Virtus Seix Core Bond Fund

9. Virtus Seix Corporate Bond Fund

10. Virtus Seix Total Return Bond Fund

11. Virtus Seix U.S. Mortgage Fund

12. Virtus Seix Limited Duration Fund

13. Virtus Seix Short-Term Bond Fund

14. Virtus Seix U.S. Government Securities Ultra-Short Bond Fund

15. Virtus Seix Ultra-Short Bond Fund

16. Virtus Seix Floating Rate High Income Fund

17. Virtus Seix High Income Fund

18. Virtus Seix High Yield Fund

19. Virtus Seix Georgia Tax-Exempt Bond Fund

20. Virtus Seix High Grade Municipal Bond Fund

21. Virtus Seix Investment Grade Tax-Exempt Bond Fund

22. Virtus Seix North Carolina Tax-Exempt Bond Fund

23. Virtus Seix Short-Term Municipal Bond Fund

24. Virtus Seix Virginia Intermediate Municipal Bond Fund

25. Virtus Conservative Allocation Strategy Fund

26. Virtus Growth Allocation Strategy Fund